Calculation of Filing Fee Tables
S-3
BXP, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common stock, par value $0.01 per share	415(a)(6)	1,215,000					S-3	333-272018	05/17/2023	$ 11,843.06
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 1,215,000 unsold shares of common stock previously registered on the Registrant's registration statement on Form S-3 filed on May 17, 2023 (Registration No. 333-272018, which we refer to as the "2023 Registration Statement." Such unsold shares of common stock were originally registered on the Registrant's registration statement on Form S-3 filed on June 23, 1999 (Registration No. 333-81355), which we refer to as the "1999 Registration Statement," and, in connection with the original registration of such unsold shares of common stock on the 1999 Registration Statement, the Registrant paid a registration fee of $12,135.48, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. The securities originally registered under the 1999 Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 1999 Registration Statement to the Registrant's Registration Statement on Form S-3 filed on November 12, 2008 (Registration No. 333-155306), the Registrant's Registration Statement on Form S-3 filed on August 9, 2011 (Registration No. 333-176158), the Registrant's Registration Statement on Form S-3 filed on August 6, 2014 (Registration No. 333-197897), the Registrant's Registration Statement on Form S-3 filed on August 4, 2017 (Registration No. 333-219694), the Registrant's Registration Statement on Form S-3 filed on May 22, 2020 (Registration No. 333-238620) and the 2023 Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A